Exhibit 99.1

GENIUS PRODUCTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following tables present the unaudited pro forma consolidated financial information of Genius Products and its subsidiaries, adjusted to give effect to the contribution of substantially all of the assets of Genius Products to the Weinstein Company Funding LLC pursuant to a Master Contribution Agreement, dated as of December 5, 2005, by and among Genius Products, The Weinstein Company LLC, The Weinstein Company Holdings LLC and The Weinstein Company Funding LLC, as amended (the “Transaction”). The unaudited pro forma consolidated financial information should be read in conjunction with, and is qualified in its entirety by reference to, Genius Products’ consolidated financial statements as filed and the notes thereto and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Genius Products’ most recent annual report on Form 10-K and quarterly report on Form 10-Q.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2005 and the six months ended June 30, 2006 give effect to the Transaction as if it had occurred as of January 1, 2005 excluding the gain resulting from the net assets transferred. The unaudited pro forma consolidated balance sheet as of June 30, 2006 gives effect to the Transaction as if it had occurred as of June 30, 2006. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that management believes are reasonable including: (i) the accompanying pro forma statement of operations is based only on the individual historical statement of operations for Genius Products for the year ended December 31, 2005 and the six months ended June 30, 2006 which includes revenues from TWC titles sold while operating under an interim agreement as discussed further below. For pro forma purposes, the historical results for Genius Products have been adjusted to reflect only its proportionate share of its net loss; (ii) the exclusion of the effect of convertible Class W Units; (iii) the contributed assets and liabilities to Genius Products, LLC (the “Distributor”); and (iv) no additional specifically identifiable intangible assets. The pro forma financial information does not purport to represent what the results of operations or financial condition of Genius Products actually would have been had the Transaction occurred on such dates or to project its results of operations or financial condition for any future date or period.

GENIUS PRODUCTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2006

	Historical	Pro Forma Adjustments (1)		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$43,489,769	$(42,489,769)	(2)	$1,000,000
Accounts receivable, net of allowance for doubtful accounts and sales returns of $1,238,061 and $19,658,690, respectively	48,457,391	(48,457,391)		—
Inventories, net	18,564,106	(18,564,106)		—
Prepaid expenses	446,718	(446,718)		—
Notes receivable, related party	—	—		—

Total current assets	110,957,984	(109,957,984)		1,000,000
Restricted cash	303,353	(303,353)		—
Property and equipment, net	736,434	(736,434)		—
Film library, net of accumulated amortization of $4,850,312	22,926,070	(22,926,070)		—
Notes receivable, related party	1,712,353	(1,712,353)		—
Investment in Distributor	—	107,642,345	(3)	107,642,345
Goodwill	14,487,917	(14,487,917)		—
Deposits and other	206,583	(206,583)		—

Total assets	$151,330,694	$(42,688,349)		$108,642,345

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,591,524	$(7,591,524)		$—
Notes payable	200,000	(200,000)		—
Remittance to licensor	61,674,457	(61,674,457)		—
Accrued expenses	20,346,505	(20,346,505)		—
Deferred revenue	10,549,480	(10,549,480)		—
Customer deposits	189,423	(189,423)		—
Debentures payable	—	—		—
Redeemable common stock	424,121	(424,121)		—

Total current liabilities	100,975,510	(100,975,510)		—
Deferred gain, related party, net of current portion	1,380,338	(1,380,338)		—
Deferred tax liability	1,148,907	23,177,656	(4)	24,326,563

Total liabilities	103,504,755	(79,178,192)		24,326,563

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.0001 par value; 10,000,000 shares authorized; no shares outstanding	—	—		—
Common stock, $.0001 par value; 100,000,000 shares authorized; 61,002,626 shares outstanding	6,100	—		6,100
Additional paid-in capital	96,211,014	—		96,211,014
Accumulated deficit - beginning	(38,737,881)	—		(38,737,881)
Accumulated deficit - CY	(9,653,294)	36,489,844	(5)	26,836,550

Total stockholders’ equity	47,825,939	36,489,844		84,315,783

Total liabilities and stockholders’ equity	$151,330,694	$(42,688,349)		$108,642,345

GENIUS PRODUCTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31, 2005
	Historical	Pro Forma Adjustments (6)		Pro Forma
Revenues:
Video and DVD	$24,804,906	$(24,804,906)		$—
Theatrical	750,883	(750,883)		—
Audio	5,992,065	(5,992,065)		—
Royalties, licensing and other	745,054	(745,054)		—

Gross revenues	32,292,908	(32,292,908)		—
Sales returns, discounts and allowances	(9,965,179)	9,965,179		—

Net revenues	22,327,729	(22,327,729)		—

Costs and expenses
Cost of revenues:
Video and DVD	13,664,813	(13,664,813)		—
Theatrical	2,130,182	(2,130,182)		—
Audio	3,814,478	(3,814,478)		—
Amortization of production masters and film library	2,973,303	(2,973,303)		—
Warehouse expense and other	299,532	(299,532)		—

Total cost of revenues	22,882,308	(22,882,308)		—

Gross profit (loss)	(554,579)	554,579		—

Operating expenses (income):
Product development	1,127,481	(1,127,481)		—
Sales and marketing	2,582,527	(2,582,527)		—
General and administrative	11,036,118	(11,036,118)		—
Severance	2,745,422	(2,745,422)		—
Gain on sale, related party	(1,351,710)	1,351,710		—

Total operating expenses	16,139,838	(16,139,838)		—

Loss from operations	(16,694,417)	16,694,417		—
Interest expense and other, net	(465,303)	465,303		—

Loss before provision for income tax	(17,159,720)	17,159,720		—
Provision for income tax	800	—		800

Loss before equity earnings from investee	(17,160,520)	17,159,720		(800)
Equity in net loss from investee	—	(5,147,916)	(7)	(5,147,916)

Net loss	$(17,160,520)	$12,011,804		$(5,148,716)

Basic and diluted net loss per share	$(0.42)	$0.30		$(0.13)

Basic and diluted weighted average shares	40,400,112	40,400,112		40,400,112

GENIUS PRODUCTS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	Six Months Ended June 30, 2006
	Historical	Pro Forma Adjustments (6)		Pro Forma
Revenues:
Video and DVD	$138,132,136	$(138,132,136)		$—
Theatrical	208,726	(208,726)		—
Audio	1,021,055	(1,021,055)		—
Royalties, licensing and other	426,938	(426,938)		—

Gross revenues	139,788,855	(139,788,855)		—
Sales returns, discounts and allowances	(36,192,933)	36,192,933		—

Net revenues	103,595,922	(103,595,922)		—

Costs and expenses
Cost of revenues:
Video and DVD	81,563,243	(81,563,243)		—
Theatrical	103,705	(103,705)		—
Audio	776,044	(776,044)		—
Amortization of production masters and film library	739,712	(739,712)		—
Warehouse expense and other	205,003	(205,003)		—

Total cost of revenues	83,387,707	(83,387,707)		—

Gross profit (loss)	20,208,215	(20,208,215)		—

Operating expenses (income):
Product development	1,251,348	(1,251,348)		—
Sales and marketing	16,548,664	(16,548,664)		—
General and administrative	12,295,355	(12,295,355)		—
Gain on sale, related party	(63,446)	63,446		—

Total operating expenses	30,031,921	(30,031,921)		—

Loss from operations	(9,823,706)	9,823,706		—
Interest expense	(163,976)	163,976
Interest income and other	441,388	(441,388)		—

Loss before provision for income tax	(9,546,294)	9,546,294		—
Provision for income tax	107,000	(107,000)		—

Loss before equity earnings from investee	(9,653,294)	9,653,294		—
Equity in net loss from investee	—	(2,895,988)	(7)	(2,895,988)

Net loss	$(9,653,294)	$6,757,306		$(2,895,988)

Basic and diluted net loss per share	$(0.16)	$0.11		$(0.05)

Basic and diluted weighted average shares	60,636,798	60,636,798		60,636,798

Notes to Unaudited Pro Forma Consolidated Financial Statements

(1)	Represents Genius Products’ contribution of substantially all of it net assets to the Distributor, except for $1.0 million of cash, and records Genius Products’ investment in the Distributor.

(2)	Represents adjustment to reflect $1 million in cash retained by Genius Products.

(3)	Represents Genius Products’ investment in the Distributor as of June 30, 2006. The Transaction represents a non-monetary exchange of a business controlled by Genius Products for a non-controlling interest in the Distributor. Accordingly, the amount to be initially recorded for Genius Products’ investment in the Distributor will be partially based on Genius Products’ fair value as determined by reference to the quoted market prices of Genius Products’ shares for a reasonable time before and after the announcement of the Transaction and partially based on the historical basis of the net assets surrendered in the Transaction. Genius Products’ investment in the Distributor as of June 30, 2006 was determined as follows:

Total shares outstanding as of 12/6/05	60,136,839
Volume weighted average share price	$2.24

Equity market capitalization	$134,706,519
Less cash retained by Genius Products	$(1,000,000)

Adjusted equity market capitalization		$133,706,519
Total stockholder’s equity as of 6/30/06	$47,825,939
Less cash retained by Genius Products	$(1,000,000)

Adjusted carrying amount of net assets		$46,825,939

Difference		$86,880,580
Ownership interest surrendered		70%

Genius Products’ partial gain before taxes		$60,816,406
Adjusted carrying amount of net assets		$46,825,939

Genius Products’ investment in the Distributor		$107,642,345

Genius Products’ equity market capitalization was computed using the volume weighted average share price for the five trading days prior to and five trading days following the announcement of the Transaction, including the day of the announcement, December 5, 2005.

(4)	Represents the adjustment to deferred taxes related to the gain, assuming a combined federal and state tax rate of 40%.

(5)	Represents the partial gain, net of taxes, recognized upon closing. The partial gain was determined as follows:

Total shares outstanding as of 12/6/05	60,136,839
Volume weighted average share price	$2.24

Equity market capitalization	$134,706,519
Less cash retained by Genius Products	$(1,000,000)

Adjusted equity market capitalization		$133,706,519
Total stockholder’s equity as of 6/30/06	$47,825,939
Less cash retained by Genius Products	$(1,000,000)

Adjusted carrying amount of net assets		$46,825,939

Difference		$86,880,580
Ownership interest surrendered		70%

Genius Products’ partial gain before taxes		$60,816,406
Taxes at 40% (federal and state)		$(24,326,563)

Partial gain after taxes		$36,489,844

(6)	Represents the adjustments to transfer all results from operations from Genius Products to the Distributor and Genius Products’ 30% share of the equity in net earnings (loss) from the Distributor for the year ended December 31, 2005 and the six months ended June 30, 2006.

(7)	Represents Genius Products’ 30% interest in the net loss of the Distributor for the year ended December 31, 2005 and the six months ended June 30, 2006. Because TWC was not fully operational during the respective periods, the accompanying pro forma statement of operations is based only on the individual statement of operations for Genius Products for the year ended December 31, 2005 and the six months ended June 30, 2006. For pro forma purposes, the historical results for Genius Products have been adjusted to reflect only its proportionate share of its net loss.

ACCOUNTING POLICIES RELATING TO THE TRANSACTION

At the closing of the Transaction, we contributed to the Distributor all of our operating business, including substantially all of our assets, except for $1 million cash and certain liabilities, and received a 30% equity interest in the Distributor. The Distributor is treated as a partnership for U.S. federal income tax purposes. Accordingly, the book accounting for the Distributor follows its tax status as a partnership. We have accounted for our investment in the Distributor on our financial statements using the equity method of accounting.

Under the equity method of accounting, only our investment in and amounts due to and from the equity investee will be included in our consolidated balance sheet. As a result, we recorded an asset on our balance sheet related to our investment interest in the Distributor. The Transaction represents a non-monetary exchange of a business controlled by Genius Products for a non-controlling interest in the Distributor. Accordingly, the amount initially recorded for Genius Products’ investment in the Distributor was partially based on Genius Products’ fair value as determined by reference to the quoted market prices of Genius Products’ shares for a reasonable time before and after the announcement of the Transaction and partially based on the historical basis of the net assets surrendered in the Transaction. On our statement of operations, we recorded our 30% share of the Distributor’s profit or loss as equity in net earnings (losses) from investee. We recorded a gain upon consummation of the Transaction based on the difference between the fair market value of assets contributed and the net book value, reduced for the portion of the gain associated with the retained economic interest in the Distributor. The carrying amount of our investment in the Distributor was adjusted to recognize our share of the earnings or losses of the Distributor after the Transaction. Pursuant to Accounting Principles Bulletin No. 18, we are required to periodically assess whether a decrease in value of the investment has occurred which is other than temporary and which should be recognized immediately resulting in an impairment loss.

Commencing on December 5, 2005 through the closing date, we operated under an interim distribution agreement with TWC and recorded the results from titles we first released for TWC in March 2006 on our financial statements. Following the closing, substantially all of our revenue and expenses as well as the results from releasing TWC product have been reflected in the financial statements of the Distributor. Additionally, we will include separate quarterly and audited annual financial statements of the Distributor in a note to our financial statements.